TAIT, WELLER & BAKER LLP
                          Certified Public Accountants

                                                               February 17, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

      We have read Item 77K of Form N-SAR of The Timothy Plan for the period ended December 31, 2005, and we are in agreement with the statements concerning our firm therin.

                                        Yours very truly,

                                        /s/ Tait, Weller & Baker LLP

                                        Tait, Weller & Baker LLP

                  Philadelphia, PA o New York, NY o Edison, NJ
             2828 Market Street, Suite 2400, Philadelphia, PA 19103
                        215-979-8800 o FAX 215-979-8811